Exhibit 99.1

Norman Cay Development Announces Name Change to Discovery Gold Corporation (OTCQB: DCGD)

Fort Lauderdale, Fla., July 13, 2012 - Norman Cay Development, Inc. (OTCQB: NCDL) (OTCQB: DCGD) (“Norman Cay” or the “Company”), an emerging international gold exploration and development company, is pleased to announce that the Company has changed its name to Discovery Gold Corporation.

Effective at the opening of the markets on Monday, July 16, 2012, the Company's common shares will commence trading under the new stock symbol "DCGD".  The Company's new CUSIP number is 25470Q100.

“We are very pleased that FINRA has quickly processed and granted our request to change our name and symbol to more accurately reflect the nature of our international mineral exploration and development business,” said Steve Flechner, President of Discovery Gold Corporation.  “The Company remains focused on achieving the continued finance, exploration, and potential development of the Edum Banso Gold Project in Ghana, and the possible acquisition of interests in other highly prospective exploration projects around the world.”

Further updates regarding the Edum Banso Gold Project and other Company business will be made as additional information becomes available.

About Discovery Gold Corporation

Discovery Gold Corporation is an emerging U.S. based mineral exploration company offering shareholders the opportunity to participate in the ownership of high-potential international gold exploration and development.  The Company’s wholly-owned subsidiary, Discovery Gold Ghana Limited, currently holds a 65% interest (with the opportunity to re-acquire 25% for a 90% interest total) in the exclusive rights to explore the Edum Banso Gold Project within the historic and prolific gold producing Ashanti Gold Belt in Ghana.

For further information regarding Discovery Gold Corporation, contact:

LiveCall Investor Relations
(855) 490-9700 (Toll-free)
E-mail: DCGD@livecallir.com

Forward-Looking Statements

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements may be identified by the use of words such as "anticipate", "believe", "expect", "may", "will", "would", "should", "plan", "projected", "intend", and similar expressions.  Discovery Gold Corporation f/k/a Norman Cay Development, Inc. (the “Company”) bases these forward-looking statements on current expectations and projections about future events, based on information currently available.  Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements.  The Company has no mineral resource or reserve estimate for the Edum Banso Gold Project at this time and may not have sufficient funding to thoroughly explore, drill or develop its properties.    The Company disclaims any obligation to update any of its forward-looking statements, except as may be required by law.  On October 1, 2012, the Company has the right to re-acquire 25% of the Edum Banso Gold Project option should certain conditions be met.